Exhibit 3.3

BY-LAWS
OF
BOOKING HOLDINGS INC.
(hereinafter called the “Corporation”)

Article I
OFFICES
Section 1.    Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.
Section 2.    Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1.    Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors.
Section 2.    Annual Meetings. The annual meeting of stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the annual meeting of stockholders.
Section 3.    Special Meetings. Unless otherwise required by law, special meetings of stockholders may be called as set forth in the certificate of incorporation of the Corporation, as amended or amended and restated from time to time (the “Certificate of Incorporation”) and these By-Laws. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 4 of Article II of these By-Laws and, in addition, with respect to a special meeting of stockholders requested by the stockholders, in accordance with Section 5 of Article II of these By-Laws; provided, however, that nothing in these By-Laws shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by the stockholders.

Section 4.    Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and vote at such meeting.
Section 5.    Notice of Stockholder Business and Nominations.
(A)    Annual Meetings of Stockholders.
(1)    Except as provided in Section 13 of Article II of these By-Laws, nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors, or (c) subject to the Certificate of Incorporation, by any stockholder of the Corporation (i) who was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed or such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time the notice provided for in Paragraphs (A)(2) and (A)(3) of this Section 5 is delivered to the Secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the meeting, (ii) who is entitled to vote at the meeting upon such election of directors or upon such business, as the case may be, and (iii) who complies with the notice procedures set forth in Paragraphs (A)(2) and (A)(3) of this Section 5. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors and except as provided in Section 13 of Article II of these By-Laws, the foregoing clause (c) shall be the exclusive means for a stockholder to make nominations of directors or propose business to be brought before an annual meeting of stockholders. In addition, for business (other than the nomination of persons for election to the Board of Directors) to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to the Certificate of Incorporation, these By-Laws, and applicable law.
(2)    Without qualification, for nominations (other than nominations made pursuant to Section 13 of Article II of these By-Laws, with respect to which nominations a Proxy Access Nomination Notice must be delivered to the Corporation pursuant to Section 13(B) of Article II of these By-Laws and the other provisions of Section 13 of Article II of these By-Laws must otherwise be satisfied) or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (c) of Paragraph (A)(1) of this Section 5, the stockholder (a) must have given timely notice thereof in writing and in proper form to the Secretary at the principal executive offices of the Corporation, and (b) must provide any updates or supplements to such notice at such times and in the forms required by this Section 5. To be timely, a stockholder's notice relating to an annual meeting (other than a Proxy Access Nomination Notice, which must be delivered to the Corporation pursuant to Section 13(B) of Article II of these By-Laws) shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day and not earlier than the close of business on the one hundred twentieth (120th) day before the date of the one-year anniversary of the immediately preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after such anniversary date, notice by the stockholder (other than a Proxy Access Nomination Notice, which must be delivered to the Corporation pursuant to Section 13(B) of Article II of these By-Laws) must be so delivered, or mailed and received, not earlier than the close of business on the one hundred twentieth (120th) day before such annual meeting and not later than the close of business on the later of the ninetieth (90th) day before such annual meeting or the tenth (10th) day following the day on which public announcement (as defined below) of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.
(3)    To be in proper form for purposes of this Section 5 or for purposes of Section 13 of Article II of these By-Laws, a stockholder's notice to the Secretary (whether pursuant to this Paragraph (A) or Paragraph (B) of this Section 5 or pursuant to Section 13 of Article II of these By-Laws) must set forth:
(a)    as to each Proposing Person (as defined below), (i) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation's books and records); (ii) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person (provided that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future); and (iii) if the Proposing Person delivers a Proxy Access Nomination Notice to the Corporation, the number of shares owned by such Proposing Person as calculated in accordance with Section 13(D) of Article II of these By-Laws;
(b)    as to each Proposing Person, (i) any option, warrant, convertible security, stock appreciation right, derivative, swap, or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of capital stock of the Corporation, including due to the fact that the value of such option, warrant, convertible security, stock appreciation right, derivative, swap, or other transactions are determined by reference to the price, value, or volatility of any shares of any class or series of capital stock of the Corporation, or which option, warrant, convertible security, stock appreciation right, derivative, swap, or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of capital stock of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the option, warrant, convertible security, stock appreciation right, derivative, swap, or other transactions convey any voting rights in such shares to such Proposing Person, (y) the option, warrant, convertible security, stock appreciation right, derivative, swap, or other transactions are required to be, or are capable of being, settled through delivery of such shares, or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such option, warrant, convertible security, stock appreciation right, derivative, swap, or other transactions; (ii) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding, or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of capital stock of the Corporation (including the number of shares and class or series of capital stock of the Corporation that are subject to such proxy, agreement, arrangement, understanding, or relationship); (iii) any agreement, arrangement, understanding, or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of capital stock of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of capital stock of the Corporation, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”); (iv) any rights to dividends on the shares of any class or series of capital stock of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation; (v) any proportionate interest in shares of the Corporation, Synthetic Equity Interests or Short Interests held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (vi) any performance related fees (other than an asset based fee) to which such Proposing Person is entitled based on any increase or decrease in the price or value of shares of any class or series of the capital stock of the Corporation, or any Synthetic Equity Interests or Short Interests, if any; and (vii) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the nominations or business proposed to be brought before the meeting pursuant to Regulation 14A under the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (i) through (vii) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company, or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these By-Laws on behalf of a beneficial owner;
(c)    if such notice pertains to the nomination by the stockholder of a person or persons for election to the Board of Directors (each, a “nominee”), as to each nominee, (i) the name, age, business and residence address, and principal occupation or employment of the nominee; (ii) all other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director in an election contest (whether or not such proxies are or will be solicited), or that is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships or agreements, including any agreement pursuant to which the nomination is to be made, between or among such Proposing Persons and each nominee, if any, including without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such Item and the nominee were a director or executive officer of such registrant; (iv) such nominee's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected; and (v) all information with respect to such nominee that would be required to be set forth in a stockholder's notice pursuant to this Section 5 if such nominee were a Proposing Person, including all the information described in subparagraph (b) above;
(d)    if the notice relates to any business (other than the nomination of persons for election to the Board of Directors) that the stockholder proposes to bring before the meeting, (i) a reasonably brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting, (iv) any material interest in such business of each Proposing Person, and (v) a description of all agreements, arrangements and understandings between or among each Proposing Person and any other person or persons (including their names) in connection with the proposal of such business;
(e)    a representation that the stockholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;
(f)    a representation whether any Proposing Person intends or is part of a group that intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination; and
(g)    with respect to each nominee for election or reelection to the Board of Directors, a completed and signed questionnaire, representation and agreement required by Section 6 of Article II of these By-Laws.
In addition, to be in proper written form for purposes of this Section 5, a stockholder's notice to the Secretary (whether pursuant to this Paragraph (A) or Paragraph (B) of this Section 5) must be updated and supplemented as required by Paragraph (C)(1) of this Section 5.
The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine (i) the eligibility of such proposed nominee to serve as a director of the Corporation, and (ii) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation.
(4)    Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 5 to the contrary, if the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation specifying the size of the increased Board of Directors at least one hundred (100) days before the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation; provided that this Section 5(a)(4) shall apply only to a nomination pursuant to Section 5 of Article II of these By-Laws and shall not apply to a nomination pursuant to Section 13 of Article II of these By-Laws.
(5)    Only such persons who are nominated in accordance with the procedures set forth in Paragraph (A) of this Section 5 (including those persons nominated by or at the direction of the Board of Directors) or in accordance with the procedures in Section 13 of Article II of these By-Laws shall be eligible to be elected at an annual meeting of stockholders of the Corporation to serve as directors. Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Paragraph (A) of this Section 5 or the procedures set forth in Section 13 of Article II of these By-Laws. Except as otherwise provided by applicable law, the chairman of an annual meeting of stockholders shall have the power and duty (a) if the facts warrant, to determine that a nomination or any business proposed to be brought before the annual meeting was not made or was not proposed, as the case may be, in accordance with the procedures set forth in Paragraph (A) of this Section 5 or the procedures set forth in Section 13 of Article II of these By-Laws, and (b) if any proposed nomination or business was not made or was not proposed in compliance with Paragraph (A) of this Section 5 or Section 13 of Article II of these By-Laws, as applicable, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.
(B)    Special Meetings of Stockholders.
(1)    Nominations of persons for election to the Board of Directors at special meetings at which directors are to be elected and the proposal of business to be considered by the stockholders may be made at a special meeting of stockholders pursuant to the Corporation's notice of meeting only (a) by or at the direction of the Board of Directors or (b) subject to the Certificate of Incorporation, by any stockholder of the Corporation (i) who was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination or nominations (if a purpose for such meeting as stated in the Corporation's notice for such meeting is the election of one or more directors) are made or such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time the notice provided for in Paragraph (B)(2) of this Section 5 is delivered to the Secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the special meeting, (ii) who is entitled to vote at the meeting upon such election of directors or upon such business, as the case may be, and (iii) who complies with the notice procedures set forth in Paragraph (B)(2) of this Section 5; provided, however, that a stockholder may nominate persons for election at a special meeting only to such position(s) as specified in the Corporation's notice of the meeting. The foregoing clause (b) shall be the exclusive means for a stockholder to make nominations of directors or propose business to be brought before a special meeting of stockholders. Notwithstanding anything to the contrary in these By-Laws, nominations made pursuant to Section 13 of Article II of these By-Laws may not be made in connection with a special meeting of stockholders. In addition, for business (other than the nomination of persons for election to the Board of Directors) to be properly brought before a special meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to the Certificate of Incorporation, these By-Laws and applicable law.
(2)    If a special meeting has been called in accordance with this Section 5 for the purpose of electing one or more directors to the Board of Directors or to propose other business at the meeting, then for nominations of persons for election to the Board of Directors to be made at, or other business to be properly brought before, such special meeting by a stockholder pursuant to clause (b) of Paragraph (B)(1) of this Section 5, the stockholder (a) must have given timely notice thereof in writing and in the proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, and (b) must provide any updates or supplements to such notice at such times and in the forms required by this Section 5. To be timely, a stockholder's notice relating to a special meeting shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day before such special meeting and not later than the close of business on the later of the ninetieth (90th) day before such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. To be in proper form for purposes of this Paragraph (B) of this Section 5, such notice shall set forth the information required by clauses (a), (b), (e) and (f), and clauses (c) and (g) in the case of director nominations or clause (d) in the case of other business, as applicable, of Paragraph (A)(3) of this Section 5.
(3)    Subject to the proviso in Section 3, only such persons who are nominated in accordance with the procedures set forth in Paragraph (B) of this Section 5 (including those persons nominated by or at the direction of the Board of Directors) shall be eligible to be elected at a special meeting of stockholders of the Corporation to serve as directors. Only such business shall be conducted at a special meeting of stockholders requested by a stockholder as shall have been brought before the meeting in accordance with the procedures set forth in Paragraph (B) of this Section 5. Except as otherwise provided by applicable law, the chairman of a special meeting of stockholders shall have the power and duty (a) if the facts warrant, to determine that a nomination proposed to be made at, or any business proposed to be brought before, the special meeting was not made or was not proposed, as the case may be, in accordance with the procedures set forth in Paragraph (B) of this Section 5, and (b) if any proposed nomination or business was not made or was not proposed in compliance with Paragraph (B) of this Section 5, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

(C)    General.
(1)    A stockholder providing notice of nominations of persons for election to the Board of Directors at an annual or special meeting of stockholders or notice of business proposed to be brought before an annual or special meeting of stockholders shall further update and supplement such notice so that the information provided or required to be provided in such notice pursuant to Paragraph (A)(3)(a) through Paragraph (A)(3)(g) of this Section 5 or pursuant to Section 13 of Article II of these By-Laws shall be true and correct both as of the record date for the determination of stockholders entitled to notice of the meeting and as of the date that is ten (10) business days before the meeting or any adjournment or postponement thereof, and such updated and supplemental information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (a) in the case of information that is required to be updated and supplemented to be true and correct as of the record date for the determination of stockholders entitled to notice of the meeting, not later than the later of five (5) business days after such record date or five (5) business days after the public announcement of such record date, and (b) in the case of information that is required to be updated and supplemented to be true and correct as of ten (10) business days before the meeting or any adjournment or postponement thereof, not later than eight (8) business days before the meeting or any adjournment or postponement thereof (or if not practicable to provide such updated and supplemental information not later than eight (8) business days before any adjournment or postponement, on the first practicable date before any such adjournment or postponement).
(2)    Notwithstanding the foregoing provisions of this Section 5 or the provisions of Section 13 of Article II of these By-Laws, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 5 or of Section 13 of Article II of these By-Laws, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(3)    For purposes of this Section 5 and Section 13 of Article II of these By-Laws, (a) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PRNewswire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act; (b) “Proposing

Person” shall mean (i) the stockholder giving the notice required by Paragraph (A) or Paragraph (B) of this Section 5 or a notice pursuant to Section 13(B) of Article II of these By-Laws, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such notice is given, and (iii) any affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these By-Laws) of such stockholder or beneficial owner.
(4)    Notwithstanding the foregoing provisions of these By-Laws or the provisions of Section 13 of Article II of these By-Laws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Article II of these By-Laws. Paragraph (A) of this Section 5 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. Nothing in this Section 5 or Section 13 of Article II of these By-Laws shall be deemed to (a) affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act, (b) confer upon any stockholder a right to have a nominee or any proposed business included in the Corporation's proxy statement (except as and to the extent expressly set forth in Section 13 of Article II of these By-Laws), or (c) affect any rights of the holders of any class or series of Preferred Stock to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the Certificate of Incorporation.
Section 6.    Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 5 of Article II of these By-Laws or under Section 13 of Article II of these By-Laws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) affirming that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Corporation, with such person's fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and any other policies and guidelines of the Corporation applicable to directors.
Section 7.    Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 8.    Quorum. Unless otherwise required by law or the Certificate of Incorporation, the holders of a majority of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. For purposes of clarity, a share of the capital stock present at a meeting, but for which there is an abstention or broker non-vote on a particular matter or matters, shall be counted as present and entitled to vote thereat for the purpose of establishing a quorum. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 7, until a quorum shall be present or represented.
Section 9.    Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the capital stock represented and entitled to vote thereat, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 5 of Article V hereof, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer's discretion, may require that any votes cast at such meeting shall be cast by written ballot.
Section 10.    List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.
Section 11.    Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 10 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
Section 12.    Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.
Section 13.    Proxy Access for Director Nominations.
(A)    Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of the stockholders, subject to the provisions of this Section 13, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information (as defined below), of any person or persons, as applicable, nominated for election (each, a “Stockholder Nominee”) to the Board of Directors by any single stockholder that satisfies, or by a group of stockholders that together satisfy, the requirements of Paragraph (E) of this Section 13 (the “Eligible Stockholder”), and who expressly elects at the time of providing the notice (the “Proxy Access Nomination Notice”) required by this Section 13 to have its nominee or nominees, as applicable, included in the Corporation's proxy materials. For purposes of this Section 13, the “Required Information” that the Corporation will include in its proxy statement is the information provided to the Secretary of the Corporation concerning each Stockholder Nominee and the Eligible Stockholder nominating such Stockholder Nominee that is required to be disclosed in the Corporation's proxy statement by Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and, if such Eligible Stockholder so elects, a written statement, not to exceed 500 words, in support of such Stockholder Nominee's candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 13, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.
(B)    To be timely for purposes of this Section 13, the Proxy Access Nomination Notice and Required Information must be addressed to the Secretary of the Corporation and delivered to or mailed to and received at the principal executive offices of the Corporation not later than the close of business on the one hundred twentieth (120th) day and not earlier than the close of business on the one hundred fiftieth (150th) day before the date of the one-year anniversary of the immediately preceding year's annual meeting. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a Proxy Access Nomination Notice as described above.
(C)    The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation's proxy materials with respect to an annual meeting of stockholders shall not exceed 25% of the number of directors in office as of the last day on which a Proxy Access Nomination Notice may be delivered pursuant to and in accordance with this Section 13 (the “Final Proxy Access Nomination Date”), rounded down to the closest whole number (if 25% is not a whole number). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the Corporation's proxy materials shall be calculated based on the number of directors in office as so reduced. Any individual nominated by an Eligible Stockholder for inclusion in the Corporation's proxy materials pursuant to this Section 13 whom the Board of Directors decides to nominate as a nominee for director shall be counted as one of the Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 13 has been reached. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation's proxy materials shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation's proxy statement in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders exceeds the maximum number of nominees provided for in this Section 13. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders exceeds the maximum number of nominees provided for in this Section 13, the highest ranking Stockholder Nominee who meets the requirements of this Section 13 from each Eligible Stockholder will be selected for inclusion in the Corporation's proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its respective Proxy Access Nomination Notice submitted to the Corporation. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 13 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Notwithstanding anything to the contrary contained in this Section 13, if the Corporation receives notice pursuant to Paragraph (A) of Section 5 of Article II of these By-Laws that a stockholder intends to nominate a person for election to the Board of Directors at such meeting, no Stockholder Nominees of such stockholder will be included in the Corporation's proxy materials with respect to such meeting pursuant to this Section 13.
(D)    For purposes of this Section 13, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (a) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (b) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (c) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder's or its affiliates' full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. For purposes of this Section 13, a stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder's ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on no more than five (5) business days' notice or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 13, the term “affiliate” shall have the meaning ascribed thereto under Rule 12b-2 under the Exchange Act.
(E)    In order to make a nomination pursuant to this Section 13, an Eligible Stockholder must have owned the Required Ownership Percentage (as defined below) of the Corporation's outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) as of both the date the Proxy Access Nomination Notice is delivered to or mailed to and received by the Secretary in accordance with this Section 13 and the record date for determining the stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of this Section 13, the “Required Ownership Percentage” is 3% or more, and the “Minimum Holding Period” is three (3) years. Within the time period specified in this Section 13 for delivering the Proxy Access Nomination Notice, in order for a Proxy Access Nomination Notice to be effective, the Eligible Stockholder submitting the Proxy Access Nomination Notice must provide the following information in writing to the Secretary: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Proxy Access Nomination Notice is delivered to or mailed to and received by the Secretary, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder's agreement to provide, within five business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder's continuous ownership of the Required Shares through the record date; (ii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act; (iii) the information, representations and agreements that are the same as those that would be required to be set forth in a stockholder's notice of nomination pursuant to Paragraph (A)(3) of Section 5 of Article II of these By-Laws; (iv) the consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected; (v) a representation and covenant that the Eligible Stockholder (a) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (b) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (c) has not engaged and will not engage in, and has not and will not be a “participant” in another person's “solicitation” within the meaning of Rule 14a-1(1) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (d) will comply with all applicable laws and regulations applicable to the use, if any, of soliciting material, (e) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, (f) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of the stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 13, and (g) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (vi) a statement as to the Eligible Stockholder's intent with respect to continued ownership of the Required Shares following the annual meeting; (vii) an undertaking that the Eligible Stockholder (a) assumes all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder's communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (b) will indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or actual action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 13, (c) with respect to any shares held or controlled by the Eligible Stockholder, will not, if otherwise permitted under these By-Laws or the Corporation's certificate of incorporation, cumulate votes in favor of the election of any Stockholder Nominees nominated by the Eligible Stockholder, and (d) will provide to the Corporation prior to the election of directors such additional information as reasonably requested by the Corporation with respect thereto.
(F)    Within the time period specified in this Section 13 for delivering the Proxy Access Nomination Notice, each Stockholder Nominee must deliver to the Secretary the representations, agreements and other information required by Paragraph (A)(3) of Section 5 of Article II of these By-Laws and by Section 6 of Article II of these By-Laws.
(G)    In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any such defect in such previously provided information and of the information that is required to correct any such defect.

(H)    The Corporation shall not be required to include, pursuant to this Section 13, a Stockholder Nominee in its proxy materials for any meeting of the stockholders (i) for which the Secretary receives a notice that a stockholder has nominated such Stockholder Nominee for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for election to the Board of Directors set forth in Paragraph (A) of Section 5 of Article II of these By-Laws, (ii) if the Eligible Stockholder that has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person's “solicitation” within the meaning of Rule 14a-1(1) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iii) if the Stockholder Nominee is or becomes a party to any compensatory payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, or is receiving or will receive any such compensation or other payment from any person or entity other than the Corporation, in each case in connection with service as a director of the Corporation, (iv) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission, or any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation's directors, in each case as determined by the Board of Directors or any committee thereof, (v) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchanges on which the common stock of the Corporation is traded, or any applicable state or federal or other law, rule or regulation, (vi) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (viii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, (ix) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors or any committee thereof, or (x) the Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to this Section 13.
(I)    Notwithstanding anything to the contrary set forth herein, the Board of Directors or the presiding officer of the annual meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and (i) such nomination shall be disregarded and no vote on such Stockholder Nominee shall occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, (ii) the Corporation shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Stockholder Nominee or any successor or replacement nominee proposed by the Eligible Stockholder or by any other Eligible Stockholder, and (iii) the Corporation may otherwise communicate to its stockholders, including by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee or any successor or replacement nominee shall not be included as a director nominee in the proxy statement or on any ballot or form of proxy and shall not be voted on at the annual meeting if: (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations under this Section 13 or otherwise failed to satisfy the terms and conditions of this Section 13, as determined by the Board of Directors or such presiding officer, (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present any nomination made pursuant to this Section 13, or (iii) the Eligible Stockholder becomes ineligible or withdraws its nomination or a Stockholder Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing of the definitive proxy statement.
(J)    Any Stockholder Nominee who is included in the Corporation's proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting or (ii) does not receive the favorable vote of at least 25% of the votes cast in the election of directors at the annual meeting, will be ineligible to be a Stockholder Nominee for the following two annual meetings. For the avoidance of doubt, this Section 13 shall not prevent any stockholder from nominating any person for election to the Board of Directors pursuant to and in accordance with Paragraph (A) of Section 5 of Article II of these By-Laws.
(K)    This Section 13 shall be the exclusive method for stockholders to include nominees for election to the Board of Directors in the Corporation's proxy materials.
ARTICLE III
DIRECTORS
Section 1.    Number and Election of Directors. The Board of Directors shall consist of not less than one nor more than 13 members, the exact number of which shall be fixed by the Board of Directors. Except as otherwise provided in the Certificate of Incorporation or in Section 2 of this Article III of these By-Laws, each director shall be elected by the vote of the majority of the votes cast with respect to the election of directors at any annual meeting of stockholders; provided, however, that directors shall be elected by a plurality of the votes cast with respect to the election of directors at any annual meeting of stockholders for which the Secretary of the Corporation determines that the number of nominees exceeds the number of directors to be elected as of the record date for such annual meeting of stockholders. Each director elected at an annual meeting of stockholders shall hold office until the next annual meeting of stockholders and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.
Section 2.    Vacancies. Unless otherwise required by law or the Certificate of Incorporation, vacancies arising through death, resignation (including in connection with the stockholders failing at any annual meeting of stockholders to elect the number of directors then constituting the whole Board of Directors), removal, an increase in the number of directors or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.
Section 3.    Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.
Section 4.    Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the Vice Chairman, if there be one, the Chief Executive Officer or by any two directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, electronic mail, electronic board portal or other electronic transmission on twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.
Section 5.    Quorum. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 6.    Actions by Written Consent. Unless otherwise provided in the Certificate of Incorporation, or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.
Section 7.    Meetings by Means of Electronic Conference. Unless otherwise provided in the Certificate of Incorporation, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone, video conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.
Section 8.    Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee or as otherwise authorized by the Board of Directors (including through adoption of or amendment to any committee charter), shall have and may exercise all the powers and authority of the Board of Directors under these By-Laws or otherwise in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.
Section 9.    Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
Section 10.    Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because the director or officer's vote is counted for such purpose if (i) the material facts as to the director or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
Section 11.    Ex Officio Members of the Board of Directors. The Board of Directors, in its discretion, may appoint one or more persons as ex officio members of the Board of Directors, who shall serve at the pleasure of the Board of Directors. Ex officio members of the Board of Directors shall be permitted to attend meetings of the Board of Directors but shall not be entitled to vote on any matter before the Board of Directors and shall not be considered to be directors of the Corporation for any other purpose, including without limitation, for establishing a quorum, acting by written consent or providing notice of meetings. Notwithstanding the foregoing, the Board of Directors may hold meetings that do not include ex officio members of the Board of Directors.
ARTICLE IV
OFFICERS
Section 1.    General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors (who must be a director), a Vice Chairman of the Board of Directors (who must be a director), a Lead Independent Director (who must be a director and meet applicable independence requirements), a President and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law or the Certificate of Incorporation. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman, the Vice Chairman or the Lead Independent Director, need such officers be directors of the Corporation.

Section 2.    Election. The Board of Directors, from time to time as it shall deem necessary or appropriate, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.
Section 3.    Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President or any Vice President or any other officer authorized to do so by the Board of Directors or any committee of the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors or any committee of the Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.
Section 4.    Chairman of the Board of Directors. The Chairman, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman shall be the Chief Executive Officer of the Corporation, unless the Board of Directors designates another person to serve as the Chief Executive Officer, and except where by law the signature of the Chief Executive Officer is required, the Chairman shall possess the same power as the Chief Executive Officer to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. The Chairman shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these By-Laws or by the Board of Directors.
Section 5.    Vice Chairman. In the absence of the Chairman, the Vice Chairman, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the Chief Executive Officer is required, the Vice Chairman shall possess the same power as the Chief Executive Officer to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the Chairman, the Vice Chairman shall exercise all powers and discharge all the duties of the Chairman. The Vice Chairman shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these By-Laws or by the Board of Directors.

Section 6.    Lead Independent Director. If the Chairman does not meet applicable independence requirements or if the Board of Directors otherwise desires, the Board of Directors may appoint one of its members (who must meet applicable independence requirements) as the Board's Lead Independent Director. The Lead Independent Director, if there be one, shall perform such duties and exercise such powers as may from time to time be assigned by these By-Laws, applicable law or regulatory requirement or by the Board of Directors.
Section 7.    Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors and the Chairman (if the Chairman is not the Chief Executive Officer), have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors and its committees are carried into effect. The Chief Executive Officer shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the Chief Executive Officer. If any bond, mortgage, contract and other instrument of the Corporation is required by law or otherwise to be signed by the president of a corporation and the Corporation does not have a President, the Chief Executive Officer shall be deemed to be the President of the Corporation and shall have the authority to execute such document. In the absence or disability of the Chairman and the Vice Chairman, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these By-Laws or by the Board of Directors.
Section 8.    President. At the request of the Chief Executive Officer or in the Chief Executive Officer's absence or in the event of the Chief Executive Officer's inability or refusal to act (and if there be no Chairman or Vice Chairman), the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.
Section 9.    Vice Presidents. At the request of the Chief Executive Officer or in the Chief Executive Officer's absence or in the event of the Chief Executive Officer's inability or refusal to act (and if there be no Chairman, Vice Chairman or President), the Vice President, or the Vice Presidents if there is more than one (in the order designated by the Board of Directors), shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Each Vice President shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer from time to time may prescribe. If there be no Chairman, Vice Chairman, President and no Vice

President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the Chief Executive Officer or in the event of the inability or refusal of the Chief Executive Officer to act, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.
Section 10.    Secretary. The Secretary's duties include attending meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also have like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman, the Vice Chairman or the Chief Executive Officer, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority and, with respect to matters within its authority, any committee of the Board of Directors may give special authority, to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer's signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.
Section 11.    Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated or authorized by the Board of Directors or any committee thereof. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered or authorized by the Board of Directors or any committee thereof, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors or any committee thereof, at its regular meetings, or when the Board of Directors or any such committee so requires, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation.
Section 12.    Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive

Officer, President, if there be one, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary's disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.
Section 13.    Treasurer; Assistant Treasurers. The Chief Financial Officer shall, unless another person is so designated by the Corporation, be the Treasurer of the Corporation. The Corporation may designate others as Treasurer or as Assistant Treasurers of the Corporation, and any such persons shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, President, if there be one, the Chief Financial Officer, any Vice President, if there be one, or the Treasurer (in the case of Assistant Treasurers). In the absence of the Treasurer or in the event of the Treasurer's disability or refusal to act, any Assistant Treasurer shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.”
Section 14.    Other Officers. Such other officers as the Board of Directors or the Chief Executive Officer may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, any committee thereof or the Chief Executive Officer. The Board of Directors or the Chief Executive Officer may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.
ARTICLE V
CAPITAL STOCK
Section 1.    Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman, Vice Chairman, the Chief Executive Officer, President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.
Section 2.    Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
Section 3.    Lost Certificates. The Board of Directors, any committee thereof or any officer of the Corporation may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, any committee thereof or any officer of the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner's legal representative, to advertise the same in such manner as the Board of Directors, any committee thereof or any officer of the Corporation shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.
Section 4.    Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
Section 5.    Record Date.
(a)    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(b)    If stockholders are permitted to act by written consent under the Corporation's certificate of incorporation, as in effect from time to time, in order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolutions taking such prior action.
(c)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 6.    Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.
ARTICLE VI
NOTICES
Section 1.    Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by electronic mail or other electronic transmission.

Section 2.    Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE VII
GENERAL PROVISIONS
Section 1.    Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 6 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation's capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.
Section 2.    Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors or any committee thereof may from time to time designate, authorize or approve.
Section 3.    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Section 4.    Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE VIII
AMENDMENTS
Section 1.    Amendments. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors, as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.
Section 2.    Entire Board of Directors. As used in this Article VIII and in these By-Laws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

Adopted as of: February 21, 2018